Exhibit 10.1
AMENDED AND RESTATED
Quest Diagnostics Incorporated
Employee Long-Term Incentive Plan
(As amended February 23, 2015)

1.	THE PLAN

(a)Purpose. This Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (the “Plan”) is intended to benefit the stockholders of Quest Diagnostics Incorporated (the “Company”) by providing a means to attract, retain and reward individuals who can and do contribute to the longer term financial success of the Company. Further, the recipients of stock-based awards under the Plan should identify their success with that of the Company’s stockholders and therefore will be encouraged to increase their proprietary interest in the Company.

(b)Effective Date. The original version of the Plan became effective upon its approval by the holders of stock entitled to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Effective Date”).

2.ADMINISTRATION

(a)General. The Plan shall be administered by an administrator (the “Administrator”) which shall be: (i) in the case of employees that are not executive officers, either the Board of Directors of the Company (the “Board”) or a committee appointed by the Board; or (ii) in the case of employees that are executive officers, a committee appointed by the Board consisting of no less than two of its members, none of whom shall be (or formerly have been) an employee of the Company; provided, however, that, in the case of employees that are not executive officers, notwithstanding any such appointment, from time to time the Board may assume, at its sole discretion, full or partial responsibility for administration of the Plan. In addition, the Board may delegate to a committee consisting of one or more of its members (including any member who is a current or former officer or other employee of the Company) authority concurrent with that of the Administrator to take the actions described in Section 2(b) (any such committee being referred to, collectively with the Administrator, as the “Committee”). Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Administrator may delegate such responsibilities and powers as it specifies to one or more of its members or to any officer or officers selected by it. Any action undertaken by any such delegee in accordance with the Administrator’s delegation of authority shall have the same force and effect as if undertaken directly by the Administrator. Any such delegation may be revoked by the Administrator at any time.

(b)Award granting authority. The Committee shall have power and authority to:

(i)select individuals (other than executive officers) to receive awards from among those persons eligible to receive awards pursuant to Section 2(d);

(ii)determine the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting conditions and the consequences of termination of employment; and
(iii)determine the extent to which awards may be transferred to eligible third parties to the extent provided in Section 7(a).

(c)Administrative authority. In addition to the powers and authorities described in Section 2(b), the Administrator’s power and authority shall include, but not be limited to, interpreting the provisions of the Plan and awards under the Plan and administering the Plan in a manner that is consistent with its purpose. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Administrator’s decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board, the Committee or the Administrator shall be liable for any action, omission or determination made in good faith in administering the Plan or in making, or refraining from making, awards hereunder.

(d)Eligible Persons. Awards may be granted to any employee of the Company or of (i) any corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) or (ii) any other corporation (or partnership or other enterprise) in which the Company, directly or indirectly, has at least a 20% equity or similar interest and whose employees the Administrator designates as eligible to receive awards under the Plan. An individual’s status as an administrator of the Plan pursuant to authority delegated under Section 2(a) will not affect his or her eligibility to receive awards under the Plan.

(e)Award Prices. Except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (“Substitute Awards”), all awards denominated or made in Shares shall use as the per Share price an amount equal to or greater than the Fair Market Value (as defined herein) of the Shares on the date of grant. For purposes of the Plan, “Fair Market Value” means, unless the Administrator determines otherwise, the mean of the high and low selling prices of a share of the Common Stock of the Company (“Share”) on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the date the award is granted, or if Shares are not traded on such date, the mean of the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the next preceding day on which such Shares were traded. With respect to Substitute Awards, the per Share price, if less than the Fair Market Value of the Shares on the date of the award, shall be determined so that the excess of the aggregate intrinsic value of the Substitute Award, determined immediately after the transaction giving rise to the substitution or assumption of the predecessor award, does not exceed the aggregate intrinsic value of such predecessor award, determined immediately before such transaction, and such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or other principal stock exchange on which the Shares are then listed and Section 409A or Section 424 of the Internal Revenue Code (the “Code”), as applicable.

(f)No Repricing. Except as provided for in Section 3(f), the per Share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for cash, the grant of a new stock option or stock appreciation right with a lower per Share exercise price or the grant of a stock award, without stockholder approval.

(g)Minimum Vesting Requirement. The vesting schedule applicable to an award under the Plan shall not provide for vesting in full prior to the first anniversary of the date of grant of the award, except in the case of a Substitute Award made in replacement of an award that is already fully vested or scheduled to vest in full in less than one year from the date of grant of such Substitute Award. Notwithstanding the foregoing, up to 5% of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 3(a) (as it may be adjusted pursuant to Section 3(f)) may be granted pursuant to awards that provide for vesting in full less than one year following the date of grant.

3.SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

(a)Maximum Shares Available for Delivery. Subject to adjustments under Section 3(f), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be equal to (i) 60,250,000 Shares; (ii) any Shares that were available for future awards under the Company’s 1996 Employee Equity Participation Plan (the “Prior Plan”) as of June 29, 1999; and (iii) any Shares that were represented by awards granted under the Prior Plan, which are or may be forfeited, which expire or are canceled without the delivery of Shares or which have resulted or may result in the forfeiture of Shares back to the Company after June 29, 1999. For awards made on or after the date of the Company’s 2012 annual meeting of stockholders, any Shares covered by awards granted pursuant to Section 4(b) or Section 4(c) shall be counted against the foregoing limit on the basis of one Share for every Share subject to the award, and any Shares covered by awards granted pursuant to Section 4(d) shall be counted against such limit on the basis of 2.65 Shares for every Share subject to the award.

(b)Any Shares delivered under the Plan or the Prior Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan or the Prior Plan of the Company, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any Shares that become available for delivery under the Plan pursuant to the two preceding sentences and that were subject to awards made on or after the date of the Company’s 2012 annual meeting of stockholders shall be added back as one Share if such Shares were subject an award granted pursuant to Section 4(b) or Section 4(c), and as 2.65 Shares if such Shares were subject to an award granted pursuant to Section 4(d). For purposes of determining the number of shares that remain available for issuance under the Plan, (i) any Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the participant’s tax withholding obligations in connection with the exercise or settlement of an award and (ii) all of the Shares covered by a net share settled stock option or a stock-settled stock appreciation right to the extent exercised, shall be deemed delivered pursuant to the Plan and shall not be available for delivery pursuant to new awards under the Plan. In addition, Shares repurchased on the open market with the proceeds of the exercise price of an award shall not be added to the number of Shares available for delivery pursuant to new awards under the Plan. The Shares delivered under the Plan may be authorized and unissued shares or shares held in the treasury of the Company, including shares purchased by the Company (at such time or times and in such manner as it may determine).

(c)Substitute Awards. Shares issued under the Plan through the settlement, assumption or substitution of Substitute Awards or, to the extent permitted by the rules of the New York Stock Exchange (or other stock exchange as shall be the principal public trading market for the Shares), awards granted over Shares available as a result of the Company’s assumption of an acquired entity’s plans in corporate acquisitions and mergers shall not reduce the maximum number of Shares available for delivery under the Plan or the maximum number of Shares that may be delivered in conjunction with awards granted pursuant to Section 4(d).

(d)Other Plan Limits. Subject to adjustment under Section 3(f), the following additional maximums are imposed under the Plan. The maximum aggregate number of Shares that may be covered by awards granted to any one individual during any fiscal year of the Company pursuant to Sections 4(b) and 4(c) shall not exceed 2,000,000 Shares. The aggregate maximum payments that can be made for awards granted to any one individual pursuant to Section 4(d) on or after the Effective Date shall not exceed 1,000,000 Shares. The full number of Shares available for delivery under the Plan may be delivered pursuant to incentive stock options under Section 422 or any other similar provision of the Code, except that in calculating the number of Shares that remain available for awards of incentive stock options, the rules set forth in Section 3(a) shall not apply to the extent not permitted by Section 422 of the Code.

(e)Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, available Shares may be used as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.

(f)Adjustments for Corporate Transactions. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, demerger, consolidation, split-up, spin-off, combination or exchange of shares, or any similar change affecting the Shares, or in the event the Company pays an extraordinary cash dividend, (i) the number and kind of shares which may be delivered under the Plan pursuant to Sections 3(a) and 3(d); (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants in the Plan; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause a stock option or stock appreciation right to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) or otherwise could subject a participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award. Similar adjustments may be made in situations where the Company assumes or substitutes for outstanding awards held by employees and other persons of an entity acquired by the Company.

4.TYPES OF AWARDS

(a)General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(e), an award may be granted as an alternative or successor to or replacement of an existing award under the Plan or under any other compensation plan or arrangement of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the Plan include:

(b)Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award. A stock option may be intended to qualify as an incentive stock option under Section 422 or any other similar provision of the Code or may be intended not to so qualify. Each stock option granted on or after the Effective Date shall expire on the applicable date designated by the Committee but in no event may such date be more than ten years from the date the stock option is granted. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Administrator may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price on the date of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) a net share settlement procedure or through the withholding of Shares subject to the stock option valued using the market price on the date of exercise; or (iv) any combination of the above.

(c)Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination thereof, equal to the excess of the aggregate market price on the date of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest period during which a stock appreciation right granted on or after the Effective Date may be outstanding shall be ten years from the date the stock appreciation right is granted. The exercise price of a stock appreciation right shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award.

(d)Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for stock awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall consist of one or more of the following: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, return on invested capital, cash flow, customer attrition, productivity, workforce diversity, employee satisfaction, individual executive performance, customer service and quality metrics. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax assets and liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the effect of changes in accounting standards; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as determined in accordance with generally accepted accounting principles and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

5.AWARD SETTLEMENTS AND PAYMENTS

(a)Dividends and Dividend Equivalents. Awards of stock options and stock appreciation rights shall not include any right to receive dividends or dividend equivalent payments in respect of Shares underlying the award; provided, however, that Shares delivered upon exercise of stock options and stock appreciation rights shall, from the date of delivery, have the same dividend rights as other outstanding Shares. A stock award pursuant to Section 4(d) may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including vesting conditions and the reinvestment of such credited amounts in Share equivalents, and, in the case of any award subject to the achievement of performance goals, such dividends or dividend equivalents shall be paid only if, and to the extent that, such performance goals are satisfied.

(b)Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents. It is intended that any such settlement or deferral shall be implemented in a manner and this Plan shall be interpreted and administered so as to comply with Section 409A and any applicable guidance issued thereunder in order to avoid the imposition of any interest or additional tax on an employee under Section 409A in respect of any award.

(c)Effect of Termination of Employment. The applicable award agreement shall provide for the extent to which a participant shall vest in or forfeit an award following the participant’s termination of employment and, with respect to stock options and stock appreciation rights, the extent to which a participant shall have the right to exercise the stock option or stock appreciation right following termination of employment. Such provisions shall be determined by the Administrator in its sole discretion, need not be uniform among all award agreements, and may reflect distinctions based on the reasons for termination.

6.PLAN AMENDMENT AND TERMINATION

(a)Amendments. The Board may amend this Plan and the Administrator may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Plan’s purpose, provided, however, that (i) except as provided in Section 3(f), (a) the Share and other award limitations set forth in Sections 3(a) and 3(d) cannot be increased and (b) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(e), 4(b) and 4(c) cannot be changed unless such a plan amendment is properly approved by the Company’s stockholders, and (ii) no such amendment shall, without a participant’s consent, materially adversely affect a participant’s rights with respect to any outstanding award. Notwithstanding the foregoing, no action taken by the Administrator (x) to settle or adjust an outstanding award pursuant to Section 3(f) or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A, shall require the consent of any participant.

(b)Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. However, in no event may any awards be granted under the Plan after the date of the 2022 Annual Meeting of Stockholders. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant’s rights regarding such award.

7.CHANGE IN CONTROL

(a)Committee Determinations. Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, at the time an award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control (as hereinafter defined):

(i)provide for the adjustment of any performance conditions as the Committee deems necessary or appropriate to reflect the Change in Control;

(ii)provide that upon termination of a participant’s employment as a result of the Change in Control, any time periods or other conditions relating to the vesting, exercise, payment or distribution of an award will be accelerated or waived;

(iii)provide for the purchase of any awards from a participant whose employment has been terminated as a result of a Change in Control for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or

(iv)cause the awards outstanding at the time of a Change in Control to be assumed, or new rights substituted therefore, by the surviving entity or acquiring entity in the transaction (or the surviving or acquiring entity’s parent company) or, if the Company is not the surviving entity following the Change in Control and the surviving or acquiring entity (or its parent company) does not agree to assume the Company’s obligations with respect to any awards under the Plan or to replace those awards with new rights of substantially equivalent value (as determined by the Committee), to cause such awards to vest immediately prior to the Change in Control in such a manner that will enable the participant to participate in the Change in Control with respect to the shares issuable upon vesting, exercise, payment or distribution of such awards on the same basis as other holders of the Company’s outstanding Common Stock.

For purposes of sub-paragraphs (ii) or (iii) above, any participant whose employment is terminated by the Company (including any surviving entity or successor to the Company following a Change in Control) other than for “cause,” or by the participant for “good reason” (each as defined in the applicable award agreement), upon or within two years following a Change in Control shall be deemed to have been terminated as a result of the Change in Control. Notwithstanding any other provisions of the Plan or an award agreement to the contrary, the vesting, payment, purchase or distribution of an award may not be accelerated by reason of a Change of Control for any participant unless the Participant’s employment terminates as a result of the Change of Control.

(b)Definition. A “Change in Control” shall be deemed to occur if and when:

(i)Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)The individuals who, as of the date of grant, constituted the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) becoming a director subsequent to the date of grant of an award, whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or

(iii)The Company consummates any of the following transactions that are required to be approved by shareholders: (a) a transaction in which the Company ceases to be an independent publicly owned corporation, or (b) the sale or other disposition of all or substantially all of the Company’s assets, or (c) a plan of partial or complete liquidation of the Company.

8.MISCELLANEOUS

(a)Assignability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided, however, that the Committee may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine; and, provided, further, that unless permitted by applicable regulations under the Code or other Internal Revenue Service guidance, the Committee may not permit any such transfers of incentive stock options. During the lifetime of a participant to whom incentive stock options were awarded, such incentive stock options shall be exercisable only by the participant.

(b)No Individual Rights. The Plan does not confer on any person any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved to the employing entity.

(c)Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

(d)Use of Proceeds. Any proceeds from the sale of shares under the Plan shall constitute general funds of the Company.

(e)Other Benefit and Compensation Plans. Unless otherwise specifically determined by the Administrator, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance Plan. Further, the Company may adopt any other compensation Plans, plans or arrangements as it deems appropriate.

(f)No Fractional Shares. Unless otherwise determined by the Administrator, no fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Administrator shall determine whether any fractional Share shall be rounded up or rounded down to the nearest whole Share, whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

(g)Governing Law. The validity, construction and effect of the Plan and, except as otherwise determined by the Administrator, any award, agreement or other instrument issued under the Plan, shall be determined in accordance with the laws of the State of New Jersey applicable to contracts entered into and performed entirely within the State of New Jersey (without reference to its principles of conflicts of law).